Exhibit 16.1

                                              PricewaterhouseCoopers LLP
                                                  One North Wacker
                                                  Chicago IL 60606
                                                  Telephone (312) 298 2000
                                              Facsimile (312) 298 2001

May 12, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Old Republic International Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of  Form 8-K, as part of the Form 8-K of Old Republic International Corporation, in which the date of the earliest event reported is March 19, 2010 and which is intended to be filed with the SEC on or about May 12, 2010. We agree with the statements concerning our Firm in paragraphs (a) (i), (ii), (iii) and (iv) of such Form 8-K. However, we have no basis whatsoever to comment regarding the statement that Old Republic's Audit Committee requested proposals from several other audit firms, as stated in paragraph (a) (i) of such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP